Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

September 25, 2025

VIA EDGAR

BioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to BioAffinity Technologies, Inc. (the “Company”), a Delaware corporation in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-290480) (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering: (i) a public offering of up to $4,000,000 maximum aggregate amount of securities of the Company comprised of shares (the “Shares”) of common stock par value $0.007 per share (the “Common Stock”) and pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”); (ii) warrants with a value of $132,000 to be issued to the placement agent to purchase shares of Common Stock, (the “Placement Agent Warrants”); and (iii) the shares of Common Stock issuable on exercise of the Pre-Funded Warrants and Placement Agent Warrants. Each of the Pre-Funded Warrants and Placement Agent Warrants is exercisable for one share of Common Stock. The Shares, Pre-Funded Warrants and Placement Agent Warrants are referred to herein collectively as the “Securities.” The Securities are to be sold by the Company to investors pursuant to certain Securities Purchase Agreements (together, the “Purchase Agreements”), as described in the Prospectus.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Securities and the securities issued upon exercise thereunder.

In connection with this opinion letter, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Company’s articles of incorporation and bylaws, each as currently in effect, the Purchase Agreements, a form of the Pre-Funded Warrant, the form of Warrant, the form of Placement Agent Warrant and such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed: the genuineness of all signatures, including endorsements; the legal capacity and competency of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies, including facsimile, electronic, certified or photostatic copies; the authenticity of the originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to any facts relevant to the opinion expressed below, we relied upon statements and representations of officers and other representatives of the Company and others and of public officials and have not independently established or verified such facts.

With regard to our opinion as to the Pre-Funded Warrants, the Placement Agent Warrants and the Pre-Funded Warrant Shares and Placement Agent Warrant Shares we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company or other matters may cause the Pre-Funded Warrants or Placement Agent Warrants to be exercisable for more shares of the Company’s common stock than the number of shares of the Company’s common stock then available for issuance by the Company.

With regard to our opinion concerning the Pre-Funded Warrants and Placement Agent Warrants constituting binding obligations of the Company:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii) Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii) We express no opinion with respect to any provision of the Pre-Funded Warrants and Placement Agent Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Pre-Funded Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; (i) authorizes or validates conclusive or discretionary determinations or (j) provides that provisions of the Pre-Funded Warrants and Placement Agent Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Pre-Funded Warrants.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, (i) the Shares, when sold and issued against payment therefor in accordance with the terms of the Purchase Agreement and as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) Pre-Funded Warrants and Placement Agent Warrants, when duly executed by the Company and delivered to the purchasers thereof against payment therefor in accordance with the terms of the Purchase Agreement and as described in the Registration Statement and the Prospectus, will be binding obligations of the Company, (and (iv) the Pre-Funded Warrant Shares and Placement Agent Warrants Shares, when sold and issued against payment therefor in accordance with the terms of the Pre-Funded Warrants and Placement Agent Warrants and as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

The opinion which we render herein assumes that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law (the “DGCL”) and that evidence of the issuance of the Shares, Pre-Funded Warrant Shares and Placement Agent Warrant Shares, when issued, will be duly recorded in the Company’s books and records.

The opinion which we render herein is expressly limited solely to those matters governed by the DGCL and is based on the DGCL as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance with respect to any other laws or as to compliance with any federal or state securities law, rule or regulation or as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm in the “Legal Matters” section in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations under the Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, Pre-Funded Warrant Shares and Placement Agent Warrant Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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